As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beneficient

(Exact name of registrant as specified in its charter)

Nevada	72-1573705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 N. Saint Paul Street Suite 4850 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

THE BENEFICIENT 2023 LONG-TERM INCENTIVE PLAN

(Full title of the plans)

James G. Silk

325 N. Saint Paul Street, Suite 4850

Dallas, Texas 75201

Telephone: (214) 445-4700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Beneficient, a Nevada corporation (the “Company” or the “Registrant”), to register an additional 4,597,172 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), issuable to eligible employees, contractors and non-employee directors of the Company and its subsidiaries and affiliated entities under the Beneficient 2023 Long-Term Incentive Plan (the “Plan”) pursuant to the First Amendment to the Plan (the “Amendment”) approved by the Company’s Board of Directors and stockholders. Such shares consist of (i) 4,179,247 shares of Class A Common Stock that became available for delivery under the Plan pursuant to the Amendment and (ii) 417,925 shares of Class A Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share recycling provision of the Plan. The contents of the previous Registration Statement on Form S-8 (File No. 333-273331) filed by the Registrant with the Securities and Exchange Commission on July 19, 2023 (the “Prior Registration Statement”) relating to the Plan, including reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number

4.1	Articles of Incorporation of Beneficient (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.2	Certificate of Change to the Articles of Incorporation, filed April 15, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on April 16, 2024).

4.3	Certificate of Amendment to the Articles of Incorporation, filed October 2, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on October 4, 2024).

4.4	Certificate of Change to the Articles of Incorporation, filed December 10, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on December 11, 2025).

4.5	Certificate of Designation of Beneficient Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.6	Certificate of Designation of Beneficient Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on August 2, 2023).

4.7	Certificate of Designation of Beneficient Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on February 6, 2024).

4.8	Certificate of Designation of Beneficient Series B-3 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on February 6, 2024).

4.9	Certificate of Designation of Beneficient Series B-4 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on March 28, 2024).

4.10	Certificate of Designation of Beneficient Series B-5 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on January 6, 2025).

4.11	Certificate of Designation of Beneficient Series B-6 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on April 7, 2025).

4.12	Certificate of Designation of Beneficient Series B-7 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on April 25, 2025).

4.13	Certificate of Designation of Beneficient Series B-8 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 25, 2025).

4.14	Certificate of Designation of Beneficient Series B-9 Resettable Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on January 8, 2026).

4.15	Certificate of Designation of Beneficient Series B-10 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on April 10, 2026).

4.16	Certificate of Designation of Beneficient Series B-11 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on July 13, 2026).

4.17	Bylaws of Beneficient (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.18	Beneficient 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on June 8, 2023).

4.19	First Amendment to the Beneficient 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41715) filed with the Securities and Exchange Commission on March 30, 2026).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Weaver & Tidwell LLP, independent registered accounting firm for Beneficient.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24*	Power of Attorney

107.1*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 7th day of August, 2026.

BENEFICIENT

By:	/s/ James G. Silk
Name:	James G. Silk
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James G. Silk or Gregory W. Ezell, each with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Silk James G. Silk	Chief Executive Officer (Principal Executive Officer)	August 7, 2026

/s/ Gregory W. Ezell Gregory W. Ezell	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2026

/s/ Peter T. Cangany, Jr. Peter T. Cangany, Jr.	Chairman of the Board and Director	August 7, 2026

/s/ Patrick J. Donegan Patrick J. Donegan	Director	August 7, 2026

/s/ Derek L. Fletcher Derek L. Fletcher	Chief Fiduciary Officer and Director	August 7, 2026

/s/ Mack Hicks Mack Hicks	Director	August 7, 2026

/s/ Bruce W. Schnitzer Bruce W. Schnitzer	Director	August 7, 2026

/s/ Karen J. Wendel Karen J. Wendel	Director	August 7, 2026